Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Feutune Light Acquisition Corporation on Amendment No. 3 to Form S-4 of our report dated March 14, 2024, relating to our audits of the financial statements of Thunder Power Holdings Limited for the years ended December 31, 2023 and 2022, included in this Registration Statement. Our report contains an explanatory paragraph as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Assentsure PAC

Singapore

April 8, 2024